Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

UBS AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(3)(4)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(3)(4)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities of UBS AG	—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities of UBS AG and UBS Switzerland AG	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants of UBS AG	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants of UBS AG and UBS Switzerland AG	—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$55,952,593,489.20	100%	$55,952,593,489.20	0.0001531	$8,566,342.06

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	73,062,587(5)		$1,991,984,895.76(5)			F-3/A	333-225551	June 11, 2018	$237,845.90(5)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	2,805,990(5)		$212,834,129.04(5)			F-3/A	333-278934	May 31, 2024	$31,623.82(5)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$686,120,188.00(2)		$686,120,188.00(2)			POSASR F-3	333-253432-01	March 4, 2022	$65,106.57(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$1,156,467,298(2)		$1,156,467,298(2)			F-3/A	333-278934	May 31, 2024	$170,694.57(2)

	Total Offering Amounts					$60,000,000,000		$8,566,342.06

Total Fees Previously Paid

	Total Fee Offsets							$6,368,280.14(6)

	Net Fee Due							$2,198,061.92

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities hereunder and is not specified as to each class of security. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this registration statement (“Registration Statement”) shall not exceed $60,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

The securities registered pursuant to this Registration Statement include unsold securities (the “Unsold Securities”) previously registered by (x) the Registrants pursuant to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-253432-01) filed on March 4, 2022 (the “2022 Registration Statement”) and (y) UBS AG pursuant to Pre-Effective Amendment No. 2 to Registration Statement on Form F-3 (File No. 333-278934) filed on May 31, 2024 (the “2024 Registration Statement” and together with the 2022 Registration Statement, the “Prior Unsold Securities Registration Statements”). Filing fees were previously paid in connection with the Unsold Securities which will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Unsold Securities Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)

This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be offered and sold on an ongoing basis after their initial issuance or sale in market-making transactions by UBS AG and its affiliates, including an indeterminate amount of securities as may be issued upon conversion, exchange or exercise of other securities. These securities consist of an indeterminate amount of such registered securities that will initially be offered and sold under this Registration Statement and an indeterminate amount of such securities that were initially registered, and initially issued and offered, under registration statements previously filed by UBS AG, UBS Switzerland AG, or their respective affiliates. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(4)	The debt securities and warrants of UBS AG that include the UBS Switzerland AG co-obligation are being registered on this Registration Statement solely for market-making offers and sales.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes (A) 73,062,587 unsold exchange traded securities (the “2018 Unsold ETNs”), previously registered on the registration statement on Form F-3 (File No. 333-225551) filed on June 11, 2018, as amended by Pre-Effective Amendment No. 1 filed on October 30, 2018 (the “2018 Registration Statement”) and (B) 2,805,990 unsold exchange traded securities (the “2024 Unsold ETNs” and together with the 2018 Unsold ETNs, the “Unsold ETNs”), previously registered on the 2024 Registration Statement (the 2024 Registration Statement together with the 2018 Registration Statement, the “Prior Unsold ETNs Registration Statements”). Filing fees were previously paid in connection with the Unsold ETNs which will continue to be applied to such Unsold ETNs. Pursuant to Rule 415(a)(6), the offering of Unsold ETNs under the Prior Unsold ETNs Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.

(6)

As described in the Registration Statement, pursuant to a merger agreement entered into by UBS AG and Credit Suisse AG, Credit Suisse AG was absorbed by UBS AG (the “Merger”) upon registration of the Merger. Credit Suisse AG has ceased to exist and all of its assets and liabilities and contracts have automatically transferred to, and been absorbed and taken over by, UBS AG by operation of Swiss law. Credit Suisse AG previously filed a registration statement on Form F-3 (File No. 333-272539) on June 8, 2023 (as amended by Pre-Effective Amendment No. 1 filed on June 22, 2023 (the “2023 Registration Statement”)) which included $6,589,680.14 of unused registration fees. UBS AG, as successor to Credit Suisse AG, terminated the 2023 Registration Statement and registered a maximum aggregate offering price of up to $1,500,000,000 of debt securities under the 2024 Registration Statement and, pursuant to Rule 457(p) under the Securities Act, claimed offset of the $221,400 of registration fees due under the 2024 Registration Statement with a portion of the unused registration fees previously paid by Credit Suisse AG in respect of the 2023 Registration Statement. After deducting that $221,400, there is $6,368,280.14 of fees remaining to be applied to the registration fee due in connection with this Registration Statement pursuant to Rule 457(p).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Credit Suisse AG	F-3	333-272539	June 8, 2023		$6,368,280.14(6)

Fee Offset Sources	Credit Suisse AG	F-3	333-272539		June 8, 2023						$6,589,680.14(6)